Exhibit 5.1
March 28, 2019
United Natural Foods, Inc.
313 Iron Horse Way
Providence, RI 02908
Re:    United Natural Foods, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to United Natural Foods, Inc., a Delaware corporation (the “Company”), in connection with the resale by certain current and former employees (the “Selling Stockholders”) of SUPERVALU INC., a Delaware corporation (“Supervalu”) of up to 5,000,000 shares of common stock, par value $0.01 per share (the “Shares”) issuable under the United Natural Foods, Inc. Second Amended and Restated 2012 Equity Incentive Plan (the “Plan”). We have been advised that the Shares will be issued in connection with the satisfaction of the Company’s obligations to settle certain Supervalu equity awards pursuant to the Agreement and Plan of Merger, dated as of July 25, 2018, by and among the Company, Supervalu, SUPERVALU Enterprises, Inc. and Jedi Merger Sub, as amended (the “Merger Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)the registration statement on Form S-3 of the Company relating to the Shares filed on March 28, 2019 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)the prospectus, dated March 28, 2019, which forms a part of and is included in the Registration Statement;

(c)an executed copy of the Merger Agreement;

(d)an executed copy of a certificate of Jill E. Sutton, Chief Legal Officer, General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(e)the Plan, certified pursuant to the Secretary’s Certificate;

(f)a copy of the Company’s Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of March 28, 2019 and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);

(g)a copy of the Company’s Fourth Amended and Restated Bylaws, (the “Bylaws”), as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and

(h)a copy of certain resolutions of the Board of Directors of the Company, adopted on November 29, 2018, certified pursuant to the Secretary’s Certificate (the “Resolutions”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. We have assumed that the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by the laws of the State of Delaware which are listed in Part II of the Registration Statement).  As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the factual representations and warranties set forth in the Merger Agreement and those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when issued and delivered in accordance with the Certificate of Incorporation, the Merger Agreement, the Resolutions and the Plan, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP